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                                                                   EXHIBIT 23(a)


                      CONSENT OF THE INDEPENDENT AUDITORS


The Board of Directors
of Corn Products International, Inc.:


We consent to the incorporation by reference of our report dated September 16, 1997, relating to the combined balance sheets of Corn Products International, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related combined statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1996 incorporated herein by reference in the Registration Statement on Form S-8 and the related prospectus pertaining to the registration of Corn Products International, Inc. common stock for the Corn Products International, Inc. 1998 Stock Incentive Plan and the Employee Benefits Agreement dated as of December 1, 1997 between Corn Products International, Inc. and CPC International Inc.

                                                        KPMG PEAT MARWICK LLP




New York, New York
December 30, 1997